Investors: Juliet Cunningham +1.858.200.6583 ir@illumina.com

Media: Dr. Karen Birmingham +1.646.355.2111 kbirmingham@illumina.com

Illumina Reports Financial Results for Third Quarter of Fiscal Year 2020

San Diego -- (BUSINESS WIRE) - October 29, 2020 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the third quarter of fiscal year 2020.

Third quarter 2020 results reflect strong sequential growth:

•Revenue of $794 million, an increase of 26% compared to the second quarter of 2020 and a 12% decrease compared to $907 million in the prior year period
•GAAP net income attributable to Illumina stockholders for the quarter of $179 million, or $1.21 per diluted share, compared to $234 million, or $1.58 per diluted share, for the prior year period
•Non-GAAP net income attributable to Illumina stockholders for the quarter of $150 million, or $1.02 per diluted share, compared to $286 million, or $1.93 per diluted share, for the prior year period. Non-GAAP net income excludes net gains from mark-to-market adjustments on our strategic investments, primarily from our marketable equity securities (see the “Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $153 million compared to $267 million in the prior year period
•Free cash flow (cash flow from operations less capital expenditures) of $105 million for the quarter compared to $218 million in the prior year period

“Our business accelerated in the third quarter with sequencing consumable revenue growing 29% from the second quarter,” said Francis deSouza, Chief Executive Officer. “We’re also making progress incorporating genomics into the standard of care in non-invasive pre-natal testing, oncology therapy selection, and genetic disease diagnosis. Looking forward, we believe our planned acquisition of GRAIL will catalyze a new era of early cancer detection, transforming cancer survivability and opening up the largest clinical application of genomics we’ve seen.”

Gross margin in the third quarter of 2020 was 66.2% compared to 71.5% in the prior year period. Excluding amortization of acquired intangible assets and the net impact from expenses and payroll credits related to COVID-19, non-GAAP gross margin was 67.4% for the third quarter of 2020 compared to 72.5% in the prior year period.

Research and development (R&D) expenses for the third quarter of 2020 were $172 million compared to $151 million in the prior year period. Excluding expenses related to COVID-19, non-GAAP R&D expenses as a percentage of revenue were 21.2% compared to 16.4% in the prior year period.

Selling, general and administrative (SG&A) expenses for the third quarter of 2020 were $192 million compared to $189 million in the prior year period. Excluding amortization of acquired intangible assets, gain on litigation, acquisition-related expenses, and expenses related to COVID-19, non-GAAP SG&A expenses as a percentage of revenue were 24.8% compared to 20.0% in the prior year period.

Depreciation and amortization expenses were $46 million and capital expenditures for free cash flow purposes were $48 million during the third quarter of 2020. At the close of the quarter, the company held $3.3 billion in cash, cash equivalents and short-term investments, compared to $3.4 billion as of December 29, 2019.

Updates since our last earnings release:

•Announced a definitive agreement to acquire GRAIL to accelerate commercialization and adoption of transformative multi-cancer screening genetic tests
•Released the NovaSeqTM 6000 v1.5 reagents to unlock deeper genomic discoveries by making a $600 genome more broadly available and catalyzing the next wave of adoption in smaller core labs
•Updated guidelines from the American College of Obstetricians and Gynecologists (ACOG) recommended Non-Invasive Prenatal Testing (NIPT) be made available to all pregnant women, regardless of maternal age or baseline risk
•Repurchased approximately $125 million of common stock in the third quarter with $295 million remaining for repurchase under our current plan
•Appointed Kathryne Reeves as Chief Marketing Officer

Financial outlook and guidance

As previously announced, Illumina has withdrawn its fiscal 2020 full year revenue and earnings per share guidance due to the uncertainties around the severity and duration of the COVID-19 pandemic.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, October 29, 2020. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (866) 211-4597 or 1 (647) 689-6853 outside North America, both with conference ID 9488740.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) the outcome of the pending acquisition of GRAIL, Inc.; (vi) our ability to manufacture robust instrumentation and consumables; (vii) the success of products and services competitive with our own; (viii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (ix) the impact of recently launched or pre-announced products and services on existing products and services; (x) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xi) our ability to obtain regulatory clearance for our products from government agencies; (xii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xiii) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xiv) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.

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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	September 27, 2020	December 29, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,761	$2,042
Short-term investments	1,563	1,372
Accounts receivable, net	464	573
Inventory	415	359
Prepaid expenses and other current assets	126	105
Total current assets	4,329	4,451
Property and equipment, net	910	889
Operating lease right-of-use assets	545	555
Goodwill	897	824
Intangible assets, net	149	145
Deferred tax assets, net	19	64
Other assets	555	388
Total assets	$7,404	$7,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156	$149
Accrued liabilities	452	516
Long-term debt, current portion	507	—
Total current liabilities	1,115	665
Operating lease liabilities	678	695
Long-term debt	666	1,141
Other long-term liabilities	245	202
Stockholders’ equity	4,700	4,613
Total liabilities and stockholders’ equity	$7,404	$7,316

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Revenue:
Product revenue	$676	$746	$1,904	$2,117
Service and other revenue	118	161	382	474
Total revenue	794	907	2,286	2,591
Cost of revenue:
Cost of product revenue (a)	209	195	535	573
Cost of service and other revenue (a)	52	55	157	185
Amortization of acquired intangible assets	7	9	21	28
Total cost of revenue	268	259	713	786
Gross profit	526	648	1,573	1,805
Operating expense:
Research and development (a)	172	151	483	486
Selling, general and administrative (a)	192	189	643	602
Total operating expense	364	340	1,126	1,088
Income from operations	162	308	447	717
Other income (expense), net	53	(38)	110	132
Income before income taxes	215	270	557	849
Provision for income taxes	36	36	158	98
Consolidated net income	179	234	399	751
Add: Net loss attributable to noncontrolling interests	—	—	—	12
Net income attributable to Illumina stockholders	$179	$234	$399	$763

Earnings per share attributable to Illumina stockholders:
Basic	$1.22	$1.59	$2.72	$5.19
Diluted	$1.21	$1.58	$2.70	$5.13
Shares used in computing earnings per common share:
Basic	146	147	147	147
Diluted	148	148	148	149

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Cost of product revenue	$6	$5	$13	$15
Cost of service and other revenue	1	1	3	3
Research and development	21	15	48	50
Selling, general and administrative	33	24	52	77
Stock-based compensation expense before taxes (1)	$61	$45	$116	$145
(1) Includes stock-based compensation of $1.5 million for Helix during the nine months ended September 29, 2019

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net cash provided by operating activities	$153	$267	$674	$608
Net cash (used in) provided by investing activities	(65)	(219)	(520)	849
Net cash used in financing activities	(101)	(172)	(435)	(782)
Effect of exchange rate changes on cash and cash equivalents	4	(4)	—	(4)
Net (decrease) increase in cash and cash equivalents	(9)	(128)	(281)	671
Cash and cash equivalents, beginning of period	1,770	1,943	2,042	1,144
Cash and cash equivalents, end of period	$1,761	$1,815	$1,761	$1,815

Calculation of free cash flow:
Net cash provided by operating activities (b)	$153	$267	$674	$608
Purchases of property and equipment	(48)	(49)	(127)	(152)
Free cash flow (a)	$105	$218	$547	$456
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.
(b) Net cash provided by operating activities for the nine months ended September 29, 2019 included an $84 million payment of the accreted debt discount related to the conversions of our 2019 Notes.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.21	$1.58	$2.70	$5.13
Cost of revenue (b)	0.06	0.06	0.16	0.19
Research and development costs (b)	0.03	0.01	0.01	0.01
Selling, general and administrative costs (b)	(0.03)	0.05	0.58	0.22
Other (income) expense, net (b)	(0.31)	0.34	(0.61)	(0.56)
Incremental non-GAAP tax expense (c)	0.07	(0.09)	(0.05)	(0.01)
Income tax benefit (d)	(0.01)	(0.02)	(0.12)	(0.11)
Tax expense related to increase in valuation allowance (e)	—	—	0.42	—
Tax expense related to cost-sharing arrangement (f)	—	—	0.19	—
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (a)	$1.02	$1.93	$3.28	$4.87

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
GAAP net income attributable to Illumina stockholders	$179	$234	$399	$763
Cost of revenue (b)	9	9	24	28
Research and development costs (b)	3	2	1	2
Selling, general and administrative costs (b)	(4)	8	87	33
Other (income) expense, net (b)	(46)	51	(90)	(83)
Incremental non-GAAP tax expense (c)	11	(15)	(8)	(2)
Income tax benefit (d)	(2)	(3)	(18)	(17)
Tax expense related to increase in valuation allowance (e)	—	—	62	—
Tax expense related to cost-sharing arrangement (f)	—	—	28	—
Non-GAAP net income attributable to Illumina stockholders (a)	$150	$286	$485	$724
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock compensation cost.

(e) Amount represents discrete tax expense recorded in Q2 2020 related to the valuation allowance established against the deferred tax asset for California research and development credits.
(f) Amount represents discrete tax expense recorded in Q2 2020 related to the finalization of the Altera court case which determined stock-based compensation must be included in intercompany cost sharing payments.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Nine Months Ended
	September 27, 2020		September 29, 2019		September 27, 2020		September 29, 2019
GAAP gross profit (b)	$526	66.2%	$648	71.5%	$1,573	68.8%	$1,805	69.7%
Amortization of acquired intangible assets	7	0.9%	9	1.0%	21	0.9%	28	1.0%
Expenses related to COVID-19 (c)	3	0.4%	—	—	5	0.2%	—	—
Income related to COVID-19 (d)	(1)	(0.1)%	—	—	(4)	(0.2)%	—	—
Restructuring (e)	—	—	—	—	2	0.1%	—	—
Non-GAAP gross profit (a)	$535	67.4%	$657	72.5%	$1,597	69.8%	$1,833	70.7%

GAAP research and development expense	$172	21.6%	$151	16.7%	$483	21.1%	$486	18.8%
Expenses related to COVID-19 (c)	(3)	(0.4)%	—	—	(3)	(0.1)%	—	—
Income related to COVID-19 (d)	—	—	—	—	2	0.1%	—	—
Restructuring (e)	—	—	(2)	(0.3)%	—	—	(2)	(0.1)%
Non-GAAP research and development expense	$169	21.2%	$149	16.4%	$482	21.1%	$484	18.7%

GAAP selling, general and administrative expense	$192	24.2%	$189	20.9%	$643	28.1%	$602	23.2%
Amortization of acquired intangible assets	(1)	(0.1)%	—	—	(1)	—	(1)	—
Gain on litigation (f)	25	3.1%	—	—	25	1.1%	—	—
Acquisition-related expenses (g)	(13)	(1.5)%	(7)	(0.8)%	(106)	(4.6)%	(31)	(1.2)%
Expenses related to COVID-19 (c)	(7)	(0.9)%	—	—	(9)	(0.5)%	—	—
Income related to COVID-19 (d)	—	—	—	—	2	0.1%	—	—
Restructuring (e)	—	—	(1)	(0.1)%	2	0.1%	(1)	—
Non-GAAP selling, general and administrative expense	$196	24.8%	$181	20.0%	$556	24.3%	$569	22.0%

GAAP operating profit	$162	20.4%	$308	33.9%	$447	19.6%	$717	27.7%
Cost of revenue	9	1.2%	9	1.0%	24	1.0%	28	1.0%
Research and development costs	3	0.4%	2	0.3%	1	—	2	0.1%
Selling, general and administrative costs	(4)	(0.6)%	8	0.9%	87	3.8%	33	1.3%
Non-GAAP operating profit (a)	$170	21.4%	$327	36.1%	$559	24.4%	$780	30.1%

GAAP other income (expense), net	$53	6.6%	$(38)	(4.2)%	$110	4.8%	$132	5.1%
Non-cash interest expense (h)	11	1.4%	10	1.1%	31	1.4%	38	1.5%
Strategic investment related (gain) loss, net (i)	(67)	(8.4)%	43	4.7%	(141)	(6.2)%	(68)	(2.6)%
Loss on derivative assets (j)	10	1.3%	—	—	25	1.1%	—	—
(Gain) loss on contingent value right (k)	—	—	(2)	(0.2)%	(5)	(0.2)%	1	—
Gains on deconsolidation (l)	—	—	—	—	—	—	(54)	(2.1)%
Non-GAAP other income, net (a)	$7	0.9%	$13	1.4%	$20	0.9%	$49	1.9%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily a one-time allowance paid to employees working remotely in Q3 2020 to help with additional expenses, premium pay for onsite essential workers, and personal protective equipment.
(d) Amounts consist of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in Singapore.
(e) Amounts consist primarily of employee costs, net of adjustments, related to restructuring.
(f) Amount consists of a gain related to a patent litigation judgement.
(g) Amount for Q3 2020 consists primarily of acquisition-related expenses related to the pending acquisition of GRAIL, Inc. Amount for the first three quarters of 2020 consists primarily of expenses related to the Continuation Advances and Reverse Termination Fee paid to PacBio.
(h) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(i) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(j) Amounts consist of fair value adjustments on our derivative assets related to the terminated acquisition with PacBio.
(k) Amounts consist of fair value adjustments related to our contingent value right received from Helix.
(l) Amount consists of the $39 million gain recognized in Q2 2019 as a result of the Helix deconsolidation and the $15 million gain recorded in Q1 2019 that resulted from the settlement of a contingency related to the deconsolidation of GRAIL, Inc. in 2017.